Exhibit 10.58

Letter Agreement dated February 6, 2008 Amending the Internet Start Date among Hoop Retail Stores, LLC, Hoop Canada, Inc. and TDS Franchising, LLC.

HOOP RETAIL STORES, LLC

February 6, 2008

TDS Franchising, LLC
c/o The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention:	Mr. Stephen M. Finney
Senior Vice President

Re: Disney Store License and Conduct of Business Agreement

Ladies and Gentlemen:

This will confirm our discussions regarding certain provisions of the License and Conduct of Business Agreement dated as of November 21, 2004 (as amended to date (including letter agreement amendments), the “License Agreement”) by and among TDS Franchising, LLC (“TDSF”), Hoop Retail Stores, LLC, successor to The Disney Store, LLC (“Hoop USA”), and Hoop Canada, Inc., successor to The Disney Store (Canada) Ltd. (“Hoop Canada” and, together with Hoop USA, “Licensee”). Capitalized terms used in this letter without definition have the respective meanings assigned to such terms in the License Agreement.

The License Agreement as currently in effect establishes an “Internet Start Date” corresponding to a date mutually agreed upon by the parties, but in any event not later than January 31, 2008. Pursuant to the terms of the License Agreement, Licensee was to have launched an Internet Store not later than such Internet Start Date.

Prior to April 1, 2007, TDSF and Licensee determined that, in lieu of an Internet Store as contemplated by the License Agreement, it would be beneficial for the parties to implement an alternative arrangement under which the proposed Internet Store would occupy a portion of the website owned and operated by certain of TDSF’s Affiliates and located at www.disneyshopping.com. This alternative arrangement was tentatively instituted in July 2007, subject to and contingent upon the parties’ preparation and execution of a definitive agreement pertaining thereto. In furtherance thereof, the parties have exchanged drafts of a definitive “Internet Store Amendment” that would modify the provisions of the License Agreement to give effect to this alternative arrangement. To allow sufficient time to try to complete this definitive agreement, the parties hereby agree that the “Internet Start Date” as defined in the License Agreement is hereby changed to be April 6, 2008; provided, however, that for purposes of Section 7.1.1(II) of the License Agreement, the Internet Start Date shall remain October 1, 2005.

915 SECAUCUS ROAD SECAUCUS, NEW JERSEY 07094        201-558-2400

Except as specifically provided herein, all other terms and conditions of the License Agreement shall not be modified, changed or amended in any manner and shall remain in full force and effect.

Please confirm your agreement with the matters set forth herein by executing a copy of this letter where indicated below and returning it to us, whereupon this letter will be deemed a binding amendment to the License Agreement.

Very truly yours,

HOOP RETAIL STORES, LLC

		By:	/s/ Patricia Gray
		Name:	Patricia Gray
		Title:	Senior V.P., General Counsel Secretary

HOOP CANADA, INC

		By:	/s/ Patricia Gray
		Name:	Patricia Gray
		Title:	Senior V.P., General Counsel Secretary

Acknowledged and Agreed:

TDS FRANCHISING, LLC

By:	/s/ James M Kapenstein
Name:	James M Kapenstein
Title:	Vice President